East Dickinson Oil and Gas Company

October 31, 2008

Dan Bauer
President and CEO
Western Standard Energy Corp.
2 Sheraton Street
London W1F 8BH
United Kingdom

Re: Acquisition of Ten State of North Dakota Leases - Letter of Intent

Dear Dan,

We propose the following as the terms of the Letter of Intent:

1. East Dickinson Oil and Gas Company (EDOG) has purchased ten State of North Dakota Leases (EDOG Leases), and Stark County Oil and Gas Company (SCOGC) had purchased one State of North Dakota Lease (SCOGC Lease) described in Attachment A and Attachment B, respectively, to this Letter of Intent. Each EDOG Lease, except one, has a 1/8 royalty to the State of North Dakota. The SCOGC Lease and the other one of the EDOG Leases have a 1/6 royalty to the State of North Dakota. All the leases have five year terms, with at least four years remaining, and annual rentals of $1.00/acre. The total acreage in the EDOG Leases and SCOGC Lease is 775.41 acres, more or less.

2. Prior to the acquisition of any of the Leases, Oil For America LLC (OFA), as consultant to EDOG and SCGOC, had identified one Lodgepole Reef Prospect on each of the ten EDOG Leases, and one Lodgepole Reef Prospect on the single SCOGC Lease for a total of eleven Lodgepole Reef Prospects (collectively the 'Prospects') using OFA's proprietary geophoto analysis. OFA high graded all of the Prospects, but the SCOGC Prospect, using its proprietary geochemical analysis, the summary of results attached as Attachment C to this Letter of Intent.

3. Western Standard Energy Corp. wishes to acquire the ten EDOG Leases and the one SCOGC Lease for the total sum of $10,000, and EDOG and SCGOC agree to promptly assign the Leases to Western Standard upon payment of said funds. EDOG and SCOGC agree to have WSEG wire the $10,000 to EDOG's account for distribution.

4. Western Standard Energy will retain the exclusive right to drill the Prospects on the EDOG Leases and the SCOGC Lease, subject to the existing Agreement with Oil For America concerning its 12 ½% back in working interest after payout. Western Standard Energy Corp. will have no obligation to drill any of the prospects.

5. EDOG, SCOGC, and/or OFA agree to provide to Western Standard a letter or report of verification by an independent, third party geologist of the potential oil and gas resources involved on the Leases. If EDOG and SCOGC are unable to provide such report, or are unable to get geological or geophysical verification of any potential oil and gas resources on the Leases, Western Standard shall have the right to cancel this agreement, return the leases, and the $10,000 shall be promptly returned.

6. EDOG and SCOGC agree to pay, within 7 days of this Agreement, any and all Assignment costs, the 2008 Lease Rentals for the Leases in Attachments A and B of this Letter of Intent, and any of their own notary and/or legal costs associated with this transaction. It is agreed that the last three years' (2009-2011) and any future rental payments shall be the sole responsibility of Western Standard.

If the Letter of Intent is correct, please indicate your agreement by executing the statement below returning a fax of the signed original to me.

Sincerely,

James M. Angerer

James M. Angerer
Vice President

Stark County Oil and Gas Company (SCOGC) agrees with the terms of the Letter of Intent.

James M. Angerer
James M. Angerer
Vice President

Western Standard Energy agrees with the terms of the Letter of Intent.

WESTERN STANDARD ENERGY CORP.

Attachment A

The following mineral leases within Stark County, North Dakota:

1. A five year oil and gas lease dated November 6, 2007, from the State of North Dakota, Lease OG-07-00792, to East Dickinson Oil and Gas Company, covering the SW ¼ of Section 2 of Township 138 North, Range 94 West.

2. A five year oil and gas lease dated November 6, 2007, from the State of North Dakota, Lease OG-07-00793, to East Dickinson Oil and Gas Company, covering the NE ¼ of Section 11 of Township 138 North, Range 94 West.

3. A five year oil and gas lease dated November 6, 2007, from the State of North Dakota, Lease OG-07-00794, to East Dickinson Oil and Gas Company, covering the SE ¼ of Section 11 of Township 138 North, Range 94 West.

4. A five year oil and gas lease dated November 6, 2007, from the State of North Dakota, Lease OG-07-00796, to East Dickinson Oil and Gas Company, covering the E ½ NW ¼ and the NW ¼ of the NW ¼ of Section 14 of Township 138 North, Range 94 West.

5. A five year oil and gas lease dated November 6, 2007, from the State of North Dakota, Lease OG-07-00799, to East Dickinson Oil and Gas Company, covering the S ½ SE ¼ of Section 24 of Township 138 North, Range 95 West.

6. A five year oil and gas lease dated November 6, 2007, from the State of North Dakota, Lease OG-07-00800, to East Dickinson Oil and Gas Company, covering the S ½ of the SW ¼ of Section 24 of Township 138 North, Range 95 West.

7. A five year oil and gas lease dated November 6, 2007, from the State of North Dakota, Lease OG-07-00805, to East Dickinson Oil and Gas Company, covering the SW ¼ of Section 21 of Township 139 North, Range 94 West.

8. A five year oil and gas lease dated November 6, 2007, from the State of North Dakota, Lease OG-07-00808, to East Dickinson Oil and Gas Company, covering the SW ¼ of Section 1 of Township 139 North, Range 95 West.

9. A five year oil and gas lease dated November 6, 2007, from the State of North Dakota, Lease OG-07-00818, to East Dickinson Oil and Gas Company, covering the NW ¼ of Section 34 of Township 140 North, Range 95 West.

10. A five year oil and gas lease dated August 5, 2008, from the State of North Dakota, Lease OG-07-00939, to East Dickinson Oil and Gas Company, covering the NW ¼ of Section 21 of Township 138 North, Range 93 West.

Attachment B

The following mineral leases within Stark County, North Dakota:

A five year oil and gas lease dated November 6, 2007, from the State of North Dakota, Lease OG-07-00813, to Stark County Oil and Gas Company, covering the E ½ NW¼ and Lots 1, 2 of Section 30 of Township 139 North, Range 97 West.

Attachment C

Table of Results of AIII Geochemical Highs

(High grading requires at least 40 PPB)

	Lease #	PPB Benzene
1	OG-07-00792	123
2	OG-07-00793	117
3	OG-07-00794	56
4	OG-07-00796	74
5	OG-07-00799	93
6	OG-07-00800	115
7	OG-07-00805	149
8	OG-07-00808	48
9	OG-07-00818	104
10	OG-07-00939	76
11	OG-07-00813	2 reefs not yet tested